Exhibit (a)(1)(iv)

NOTICE OF WITHDRAWAL OF TENDER

Regarding Common Shares of Beneficial Interest In

BlackRock Hedge Fund Guided Portfolio Solution

Tendered Pursuant to the Offer to Purchase

Dated September 27, 2021

The Offer will expire

at, and this Notice of Withdrawal must be

received by, 11:59 p.m., Eastern Time,

on October 27, 2021, unless the Offer is extended.

Complete this Notice of Withdrawal and return by Mail or Fax to your Merrill Lynch, Pierce,

Fenner & Smith, Inc. (“Merrill”) Financial Adviser.

YOUR MERRILL FINANCIAL ADVISER MUST CONTACT THE AI SERVICE DESK

FOR

PROCESSING BY THE EXPIRATION DATE.

You are responsible for confirming that this Notice of Withdrawal is received by your Merrill Financial Adviser.

Notice of Withdrawal of Tender – BlackRock Hedge Fund Guided Portfolio Solution	Page 1

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of its common shares of beneficial interest (“Shares”) in BlackRock Hedge Fund Guided Portfolio Solution (the “Fund”) for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated                             .

This tender was in the amount of:

☐	All Shares

☐	Portion of Class A Shares expressed as number of units:

☐	Portion of Class I Shares expressed as number of units:

The undersigned recognizes that upon submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Fund.

FOR INDIVIDUAL INVESTORS (including spouses invested jointly):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

FOR ENTITY INVESTORS (e.g., trusts, endowments, foundations, corporations, and partnerships):

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Signature of Investor(s) or Authorized Person(s)	Signature of Investor(s) or Authorized Person(s)

Notice of Withdrawal of Tender – BlackRock Hedge Fund Guided Portfolio Solution	Page 2

Name of Signatory (please print)	Name of Signatory (please print)

Title of Authorized Person (please print)	Title of Authorized Person (please print)

Date	Date

Notice of Withdrawal of Tender – BlackRock Hedge Fund Guided Portfolio Solution	Page 3